UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2006

Amedisys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24260

Delaware	11-3131700
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11100 Mead Road
Suite 300
Baton Rouge, LA 70816
(Address of principal executive offices, including zip code)

(225) 292-2031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

In connection with the resignation of Gregory H. Browne as Chief Financial Officer of Amedisys, Inc. ("Amedisys" or the "Company") and the appointment of Donald Loverich, Jr. as Principal Accounting Officer and Treasurer of Amedisys, as reported in Item 5.02 of this Current Report on Form 8-K, Amedisys entered into an Amended and Restated Supplemental Employment Agreement ("Supplemental Agreement") with Mr. Browne and an Employment Agreement with Mr. Loverich.

The Supplemental Agreement (i) terminates Mr. Browne's Employment Agreement without penalty as of his resignation date, (ii) employs Mr. Browne as a consultant until October 31, 2006 at 100% of his current salary and (iii) provides for a payment to Mr. Browne of three months salary on October 31, 2006.

Mr. Loverich's employment agreement employs him as Principal Accounting Officer and Treasurer at a salary of $150,000 per year, confirms his eligibility for an annual bonus of up to $60,000 per year and provides for the grant to him of 10,000 shares of restricted stock, one-third of which vests on the day before the fourth, fifth and sixth anniversaries, respectively, of the grant of the restricted stock. If Mr. Loverich is terminated without Cause, as defined, or a Change of Control of Amedisys, as defined, occurs, all unvested restricted stock will vest and Mr. Loverich will be paid 12 months salary, in a lump sum, provided that, at such time, Mr. Loverich enters into a Severance Agreement containing confidentiality and non-competition covenants.

A copy of Mr. Loverich's employment agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and a copy of the Supplemental Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 1.02.    Termination of a Material Definitive Agreement

In connection with his resignation as Chief Financial Officer of Amedisys, Mr. Browne's Employment Agreement was terminated without obligation on the part of Amedisys or Mr. Browne.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 7, 2006, Gregory H. Browne resigned as Chief Financial Officer and Treasurer of Amedisys, and Donald Loverich, Jr. was appointed Principal Accounting Officer and Treasurer.

Mr. Loverich joined Amedisys in October 2005. For more than five years before then, he was Controller and Principal Accounting Officer of US Unwired, Inc., a wireless communications company. In connection with his appointment, Amedisys and Mr. Loverich entered into an Employment Agreement, the terms of which are described in Item 1.01 of this Current Report on Form 8-K.

Mr. Loverich will serve as the Company's "principal financial officer" for purposes of executing the certifications required by Rule 13a-14(a) under the Securities Exchange Act of 1934 (the "Exchange Act") and the certifications required by Section 1350 of Chapter 63 of Title 18 of the United States Code. He will also be considered an "officer" for purposes of Section 16 of the Exchange Act.

Item 7.01.    Regulation FD Disclosure

On June 7, 2006, the Company issued a press release announcing the appointment of Donald Loverich, Jr. to the positions of Principal Accounting Officer and Treasurer and the resignation of Gregory H. Browne as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including the attached exhibit, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

When included in this Current Report on Form 8-K, the words "expects," "intends," "anticipates," "believes," "estimates" and analogous expressions are intended to identify forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, current cash flows and operating deficits, debt service needs, adverse changes in federal and state laws relating to the health care industry, competition, regulatory initiatives and compliance with governmental regulations, patient preferences and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of the Current Report on Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any changes in events, conditions or circumstances on which any statement is based.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 - Employment Agreement between Donald Loverich, Jr. and Amedisys, Inc. dated as of June 7, 2006

Exhibit 10.2 - Amended and Restated Supplemental Employment Agreement between Gregory H. Browne and Amedisys, Inc. dated as of June 7, 2006

Exhibit 99.1 - Press release dated June 7, 2006, announcing the appointment of Donald Loverich, Jr. to the positions of Principal Accounting Officer and Treasurer and the resignation of Gregory H. Browne as Chief Financial Officer

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: June 07, 2006	By:	/s/ Larry R. Graham
Larry R. Graham
Chief Operating Officer and President

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement between Donald Loverich, Jr. and Amedisys, Inc. dated June 7, 2006
EX-10.2	Amended and Restated Supplemental Employment Agreement between Gregory H. Browne and Amedisys, Inc. dated as of June 7, 2006
EX-99.1	Press release dated June 7, 2006